Exhibit 99.1

 Forrester Research Announces Second-Quarter 2003 Financial Results;
      Integration Of Giga Information Group Is Ahead Of Schedule

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--Aug. 5, 2003--Forrester
Research, Inc. (Nasdaq: FORR) today announced financial results for the second quarter ended June 30, 2003, in line with its previous financial guidance.

    Second-Quarter Financial Performance

    -- Total revenues were $34.7 million, compared with $25.4 million for the second quarter of last year.
    -- On a GAAP-reported basis, which reflects an effective tax rate of 31 percent, Forrester reported second-quarter net income of $141,000, or $0.01 per diluted share compared to net income of $3.5 million, or $0.15 per diluted share for the same period last year.
    -- On a pro forma basis, which excludes amortization of acquisition-related intangible assets of $2.6 million, costs of $740,000 related to the integration of Giga Information Group, Inc., and a net write-down of $272,000 related to impairments of certain non-marketable securities, and which reflects a pro forma effective tax rate of 35 percent, net income was $2.5 million, or $0.11 per diluted share, for the second quarter of 2003. This compares with pro forma net income of $3.1 million, or $0.13 per diluted share for the same period last year, which excludes amortization of acquisition-related intangible assets of $82,000 and impairments of certain non-marketable securities of $486,000.

    Six-Month Period Ended June 30, 2003 Financial Performance

    -- Total revenues were $59.5 million, compared with $51.5 million for the same period last year.
    -- On a GAAP-reported basis, which reflects an effective tax rate of 31 percent, Forrester reported net income of $1.9 million, or $0.08 per diluted share for the six months ended 2003, compared to net loss of $2.6 million or ($0.11) per diluted share for the same period last year.
    -- On a pro forma basis, which excludes amortization of acquisition-related intangible assets of $3.5 million, costs of $771,000 related to the integration of Giga Information Group, Inc., and a write-down of $572,000 related to impairments of certain non-marketable securities, and which reflects a pro forma effective tax rate of 35 percent, net income was $5.0 million, or $0.22 per diluted share, for the six months ended 2003. This compares with pro forma net income of $6.4 million, or $0.27 per diluted share for the same period last year, which excludes a reorganization charge of $9.1 million, amortization of acquisition-related intangible assets of $164,000, and impairments of certain non-marketable securities of $2.7 million.

    A reconciliation of GAAP results to pro forma results may be found in the attached financial tables.
    "Our top priorities during the second quarter were to maintain high client satisfaction while ensuring the ongoing progress of integrating Giga Information Group, which we acquired in February," said George F. Colony, chairman of the board and chief executive officer. "The integration efforts are ahead of schedule and will strengthen Forrester's position in the marketplace. The sales teams recently have been integrated into one cohesive sales force, and this month the research staff -- already collaborating on research content -- will be united. Our conversations with clients continue to play a big role in developing and integrating the Forrester and Giga brands."
    In addition to the accelerated integration, the Forrester Oval Progam(TM)'s CIO Group and Councils gained momentum during the second quarter. The CIO Group, which provides CIOs with exclusive access to a peer network, client-directed research, benchmark data, best practices, and short projects, now has 93 members including new CIO clients from Liberty Mutual, Hitachi Metals, and Lafarge North America. Furthermore, the program's Application Development Council, Security & Risk Management Council, Enterprise Architecture Council, and the new Analyst Relations & Marketing Council added members, including Washington Mutual, Acapella, and Remedy, a BMC Software Company.

    Financial Guidance

    The integration of sales and research has resulted in a reduction in force of 30 employees, or approximately 5 percent of the company's work force. For the third quarter of 2003, the company expects to record a charge in the range of $1.0 million to $2.0 million related to the reorganization and work force reduction. On an annualized basis, associated savings are estimated to be approximately $4.0 million to $5.0 million. In addition, Forrester is currently in the process of evaluating its San Francisco office lease, and as a result, may record future lease-related charges.
    The company also announced today that as part of the integration, Forrester has combined its North American and Global operating groups. As a result, Emily Nagle Green, managing director of Forrester North America, has resigned to pursue other opportunities consistent with her long-term career goals. Neil Bradford, managing director of the Forrester Global operating group, has been named head of the expanded North American unit.

    Forrester is providing third-quarter 2003 guidance as follows:

    Third-Quarter 2003 (GAAP):

    -- Total revenues of approximately $30.0 million to $32.0 million.
    -- Operating margin of approximately (5) percent to 1 percent. -- Interest income of approximately $700,000 to $850,000.
    --  An effective tax rate of 31 percent.
    --  Diluted earnings per share of approximately ($0.03) to $0.01.

    Third-Quarter 2003 (Pro Forma):

    Pro forma financial guidance for the third quarter 2003 excludes amortization of acquisition-related intangible assets of approximately $2.6 million, impairment charges related to non-marketable securities, and third-quarter reorganization and integration charges estimated at $1.0 million to $2.0 million.

    -- Pro forma operating margin of approximately 9 percent to 11 percent.
    -- Pro forma effective tax rate of 35 percent, which varies from our actual effective tax rate of 31 percent due to our tax-free interest income decreasing as a percentage of our pro forma pre-tax income.
    -- Pro forma diluted earnings per share of approximately $0.10 to $0.12.

    Forrester is revising its full-year 2003 GAAP guidance and reaffirming full-year 2003 pro forma guidance as follows:

    Full-Year 2003 (GAAP):

    -- Total revenues of approximately $120.0 million to $125.0 million.
    -- Operating margin of approximately (1) percent to 4 percent, which assumes any charges related to the San Francisco office lease are not incurred during 2003.
    -- Interest income of approximately $3.8 million to $4.2 million. -- An effective tax rate of 31 percent.
    -- Diluted earnings per share of approximately $0.12 to $0.20, which assumes any charges related to the San Francisco office lease are not incurred during 2003.

    Full-Year 2003 (Pro Forma):

    Pro forma financial guidance for the full-year 2003 excludes amortization of acquisition-related intangible assets of approximately $8.7 million, impairment charges related to non-marketable securities, and reorganization and integration charges of approximately $2.0 million to $3.0 million, as well as charges related to terminating the San Francisco office lease.

    -- Pro forma operating margin of approximately 10 percent to 12 percent.
    -- Pro forma effective tax rate of 35 percent, which varies from our actual effective tax rate of 31 percent due to our tax-free interest income decreasing as a percentage of our pro forma pre-tax income.
    -- Pro forma diluted earnings per share of approximately $0.47 to $0.53.

    Forrester Research enables companies to understand the impact of technology on business. Forrester's WholeView(TM) Research, Strategic Services, and Events help clients understand how technology change affects their customers, strategy, and technology investment. In February 2003, Giga Information Group, Inc. became a wholly owned subsidiary of Forrester Research, Inc. Giga, through its Giga Advisory(R), Giga Consulting(TM), and Events, provides objective research, pragmatic advice, and personalized consulting to global IT professionals. Established in 1983, Forrester is headquartered in Cambridge, Mass. For additional information, visit www.forrester.com.
    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester's financial and operating targets for the third quarter of and full-year 2003, statements about the potential success of WholeView and other product offerings, the anticipated cost savings related to the reorganization and work force reduction, Forrester's ability to successfully integrate Giga, and the ability of Forrester to achieve success as the economy improves. These statements are based on Forrester's current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester's ability to successfully integrate Giga into Forrester's operations, Forrester's ability to anticipate business and economic conditions, market trends, competition, the ability to attract and retain professional staff, possible variations in Forrester's quarterly operating results, risks associated with Forrester's ability to offer new products and services, the actual amount of the charge related to the reorganization and work force reduction, and Forrester's dependence on renewals of its membership-based research services and on key personnel. Forrester Research undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester's reports and filings with the Securities and Exchange Commission.
    The consolidated statements of income, consolidated balance sheets, and consolidated statements of cash flows are attached.
    (C) 2003, Forrester Research, Inc. All rights reserved. Forrester, WholeView, Technographics, and Forrester Oval Program are trademarks of Forrester Research, Inc. Giga Advisory and Giga Consulting are trademarks of Giga Information Group, Inc.

Forrester Research, Inc.
Consolidated Statements Of Income
(In thousands, except per share data)


                               Three months ended    Six months ended
                                    June 30,             June 30,
                                 2003     2002         2003     2002
                                  (Unaudited)            (Unaudited)

Revenues
    Research services           $26,611  $18,008     $45,432  $37,818
    Advisory services and
     other                        8,113    7,425      14,089   13,671

Total revenues                   34,724   25,433      59,521   51,489

Operating expenses
    Cost of services and
     fulfillment                 14,330    8,873      23,855   17,854
    Selling and marketing        11,768    8,254      19,835   16,726
    General and
     administrative               3,781    3,375       7,058    6,701
    Depreciation and
     amortization                 1,839    1,988       3,532    4,054
    Amortization of
     intangible assets            2,608       82       3,532      164
    Integration costs               740        -         771        -
    Reorganization costs              -        -           -    9,088

Total operating expenses         35,066   22,572      58,583   54,587

    (Loss) income from
     operations                    (342)   2,861         938   (3,098)

    Other income, net               819    1,481       2,414    3,041
    Impairments of non-
     marketable investments        (272)    (486)       (572)  (2,734)

    Income (loss) before
     income taxes                   205    3,856       2,780   (2,791)

    Income tax provision
     (benefit)                       64      309         862     (223)

    Net income (loss)              $141   $3,547      $1,918  $(2,568)

    Diluted earnings (loss)
     per share                    $0.01    $0.15       $0.08   $(0.11)
    Diluted weighted
     average shares
     outstanding                 22,718   23,989      22,819   23,250

    Basic earnings (loss)
     per share                    $0.01    $0.15       $0.08   $(0.11)
    Basic weighted average
     shares outstanding          22,515   23,354      22,627   23,250

Pro forma data (1):
    (Loss) income from
     operations                    (342)   2,861         938   (3,098)
    Amortization of
     intangible assets            2,608       82       3,532      164
    Integration costs               740        -         771        -
    Reorganization costs              -        -           -    9,088
    Pro forma income from
     operations                   3,006    2,943       5,241    6,154

    Other income, net               819    1,481       2,414    3,041
    Pro forma income before
     income taxes                 3,825    4,424       7,655    9,195

    Pro forma income tax
     provision                    1,339    1,327       2,679    2,758

    Pro forma net income         $2,486   $3,097      $4,976   $6,437
    Pro forma diluted
     earnings per share           $0.11    $0.13       $0.22    $0.27
    Diluted weighted
     average shares
     outstanding                 22,718   23,989      22,819   23,920

    (1) The pro forma data excludes amortization of intangibles and other integration costs related to acquisitions, reorganization costs, and impairments of non-marketable investments, as well as their related tax effects. This does not purport to be prepared in accordance with Generally Accepted Accounting Principles.


Forrester Research, Inc.
Consolidated Balance Sheets
(In thousands)

                                                June 30,  December 31,
                                                   2003      2002

Assets
       Cash and cash equivalents                  $13,881   $11,479
       Marketable securities                      121,749   183,152
       Accounts receivable, net                    18,028    17,791
       Deferred commissions                         4,784     3,524
       Prepaid expenses and other current assets    7,733     5,902
Total current assets                              166,175   221,848
       Property and equipment, net                 10,427    10,674
       Goodwill, net                               56,126    13,244
       Intangibles assets, net                     16,712       760
       Deferred income taxes                       35,367    21,630
       Non-marketable investments and other
        assets                                     12,176    10,117
Total assets                                     $296,983  $278,273

Liabilities and stockholders' equity
       Accounts payable                            $2,956    $1,601
       Accrued expenses                            24,272    20,681
       Deferred revenue                            59,487    42,123
Total liabilities                                  86,715    64,405
       Preferred stock                                  -         -
       Common stock                                   242       240
       Additional paid-in capital                 169,651   167,935
       Retained earnings                           66,672    64,754
       Treasury stock, at cost                    (27,380)  (20,085)
       Accumulated other comprehensive income       1,083     1,024
Total stockholders' equity                        210,268   213,868
Total liabilities and stockholders' equity       $296,983  $278,273


Forrester Research, Inc.
Consolidated Statements Of Cash Flows
(In thousands)
                                                     Six months ended
                                                          June 30,
                                                        2003     2002

Cash flows from operations:
      Net income (loss)                               $1,918  $(2,568)
      Adjustments to reconcile net income (loss)
       to net cash provided by operating activities-
          Depreciation                                 3,532    4,054
          Amortization of intangible assets            3,532      164
          Write-downs of non-marketable investments      572    2,734
          Loss on disposal of property and equipment       -       92
          Realized gain on sale of securities           (509)       -
          Tax benefit from stock options                 155    1,996
          Deferred income taxes                          793   (2,222)
          Non-cash reorganization costs                    -    2,772
          Increase in provision for doubtful
           accounts                                        -      196
          Accretion of premiums on marketable
           securities                                    413      376
          Changes in assets and liabilities, net of
           acquisition -
             Accounts receivable                      10,534   12,176
             Deferred commissions                     (1,260)   1,023
             Prepaid expenses and other                1,758     (932)
             Accounts payable                           (207)    (433)
             Accrued expenses                         (7,649)  (2,911)
             Deferred revenue                         (8,710) (14,206)
Net cash provided by operating activities              4,872    2,311

Cash flows from investing activities:
      Acquisition of Giga Information Group, Inc.,
       net of cash acquired                          (56,066)       -
      Purchases of property and equipment             (1,017)    (966)
      Purchase of non-marketable investments          (2,150)  (2,625)
      Decrease in other assets                            75      259
      Purchase of marketable securities             (126,158) (92,995)
      Proceeds from sales and maturities of
       marketable securities                         188,766   94,017
Net cash provided by (used in) investing activities    3,450   (2,310)

Cash flows from financing activities:
      Proceeds from issuance of common stock under
       employee stock option plans and employee
       stock purchase plan                             1,457    7,912
      Acquisition of treasury shares                  (5,295)  (7,920)
      Structured stock repurchase                     (1,892)       -
Net cash used in financing activities                 (5,730)      (8)

Effect of exchange rate changes on cash and cash
 equivalents                                            (190)     (37)

Net increase (decrease) in cash and cash equivalents   2,402      (44)

Cash and cash equivalents, beginning of period        11,479   17,747

Cash and cash equivalents, end of period             $13,881  $17,703

    CONTACT: Forrester Research, Inc.
             Kimberly Maxwell, 617/613-6234
             kmaxwell@forrester.com
             or
             Forrester Research, Inc.
             Karyl Levinson, 617/613-6262
             press@forrester.com